UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15d of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 17, 2008

WILMINGTON TRUST CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-14659	51-0328154

(State or other jurisdiction of incorporation)	(Commission File Number) Wilmington Trust Corporation Rodney Square North 1100 North Market Street Wilmington, Delaware	(IRS Employer Identification Number) 19890

	(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(302) 651-1000

(Former names or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 230.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.
WTC’s press release reporting its results of operations and financial condition for the first quarter of 2005 was dated April 18, 2008, is attached hereto as Exhibit 99, and is being furnished pursuant to Item 2.02 of Form 8-K.
Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
At the annual meeting of shareholders of Wilmington Trust Corporation (“WTC”) held on April 17, 2008, WTC’s shareholders approved WTC’s 2008 Employee Stock Purchase Plan. The Employee Stock Purchase Plan is designed to encourage wider ownership of WTC’s common stock by its employees. A maximum of 800,000 shares of WTC’s stock may be issued under this plan, which continues until May 31, 2013. On the first day of each plan year, each participating employee is offered options to purchase a number of shares of WTC’s stock at a price per share equal to 85% or such greater percentage as the committee that administers the plan may determine of the last sale price of WTC’s stock that day. This description is qualified by reference to the plan, which is attached as Exhibit B to the proxy statement WTC filed with the Securities and Exchange Commission on February 29, 2008.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

WILMINGTON TRUST CORPORATION

Dated: April 18, 2008	By:	/s/ Ted T. Cecala

		Name:	Ted T. Cecala,
		Title:	Chairman of the Board and
Chief Executive Officer
(Authorized Officer)

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